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                SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                            Form 8-K

                          CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934



Date of Report (Date of earliest event reported):
October 20, 1994



            First Commonwealth Financial Corporation
     (Exact name of registrant as specified in its charter)



   Pennsylvania                   0-11242          25-1428528
(State or other jurisdiction    (Commission     (IRS Employer
 of incorporation)             File Number)   Identification No.)



      22 North Sixth Street,       Indiana, PA       15701
(Address of principal executive offices)          (Zip Code)



Registrant's telephone number, including area code (412) 349-7220



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Item 5.  Other Events

         On October 20, 1994, the Corporation issued the following information in the form of a news release:


            FIRST COMMONWEALTH FINANCIAL CORPORATION
         TO BUY BACK UP TO 117,422 OF ITS COMMON SHARES

E. James Trimarchi, Chairman, President and Chief Executive Officer of First Commonwealth Financial Corporation (NYSE: FCF), headquartered in Indiana, PA, announced today that the Board of Directors of First Commonwealth Financial Corporation has approved a program whereby First Commonwealth will purchase in the market place from time to time up to a total of 117,422 shares of its common stock to be held and utilized to satisfy exercises of presently outstanding stock options assumed by First Commonwealth in connection with the recently completed United National Bancorporation and Reliable Financial Corporation acquisitions. Mr. Trimarchi stated that the shares to be acquired represent approximately .52 of one percent of First Commonwealth's presently outstanding common shares and that the purchase program is expected to be completed by April 30, 1995.

By purchasing the common shares now, Mr. Trimarchi stated, a dilution of the common equity will be avoided if, as and when the stock options are exercised. First Commonwealth Financial Corporation is a $2.3 billion western Pennsylvania multi-bank holding company. It operates through 84 community offices of its nine partner banks.

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                           SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  October 24, 1994






                       FIRST COMMONWEALTH FINANCIAL CORPORATION


                      By:  /S/JOHN J. DOLAN
                           John J. Dolan
                           Sr. Vice President, Comptroller
                           and Chief Financial Officer